Exhibit 99

General Cable Announces Restructuring Program

Expects to Generate Approximately $75 Million in Annual Savings

Revises 2014 Adjusted Operating Income Guidance to $200-$230 Million

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--July 9, 2014--General Cable Corporation (NYSE: BGC) (the “Company”) today announced it is implementing a restructuring program designed to improve profitability and return on invested capital in each of its three reportable segments. The restructuring program, which builds on the Company’s existing productivity and asset optimization plans, is expected to result in ongoing annual savings of approximately $75 million, beginning in 2014 with full realization starting in early 2016. The restructuring program is focused on the closure of certain underperforming assets as well as the consolidation and realignment of other facilities. The Company is also implementing reductions in selling, general and administrative (SG&A) expenses globally.

Gregory B. Kenny, President and Chief Executive Officer, said, “While we strongly believe our business is well positioned for the long-term, we are continuing to face ongoing challenges in certain end markets and persistently uneven global demand and pricing. We have therefore decided to expand our productivity and asset optimization plans that were communicated earlier this year by implementing a broad restructuring program focused on improving profitability and return on invested capital in all of our segments. While these are difficult decisions that affect the lives of our employees, we believe these actions are essential to improving both the near-term performance as well as assuring the long-term success of the Company. We appreciate the contributions of all of our employees, and will support those impacted during this time of transition. As we move forward, we remain confident in our strategy, competitiveness and ability to create shareholder value. Over a business cycle, our operating model continues to support substantial incremental earnings as we further strengthen the alignment of our portfolio with the long-term fundamental growth prospects for energy, infrastructure and construction investments in our key end markets around the world.”

Improving Profitability in All Three Reportable Segments
Collectively, the restructuring program is expected to generate $10 million of savings in 2014, increasing to ongoing annual savings of $75 million beginning in 2016.

As a result of the restructuring, the Company expects to record pre-tax charges of approximately $200 million, which includes approximately $80 million of cash costs. The Company anticipates a majority of the total charges will be incurred in 2014.

These actions are anticipated to result in the elimination of approximately 1,000 positions globally, representing nearly 7% of the Company’s workforce.

Progress on the restructuring will be communicated periodically throughout the implementation of the program which is expected to be completed over the next 12 months.

The timing and costs of the restructuring program may vary from the Company’s current estimates based on certain factors, including the finalization of timetables for the transition of production, consultations with employees and other statutory severance requirements of particular legal jurisdictions as well as any other actions that may result from the Company’s ongoing evaluation of its portfolio.

Update on Full Year 2014 Outlook
Aside from typical seasonality, global demand and pricing remains uneven as the tepid pace of the recovery continues to hamper growth in key end markets. As a result, management is tempering its expectations for the second half of the year principally due to the lack of consistent momentum in utility and construction spending in North America and Latin America as well as ongoing headwinds expected in Spain and Thailand. The Company also anticipates that certain assets are unlikely to meet key performance improvement milestones in the second half of the year. Partially offsetting these anticipated trends in the second half of the year are the initial benefits of the Company’s restructuring program and recently rising copper prices. Overall, the Company is expecting adjusted operating income for the full year of 2014 to be in the range of $200 to $230 million, down from its previously communicated estimate of around $230 million. The Company’s expectation for 2014 adjusted operating income excludes any impact from Venezuela. The Company’s outlook assumes copper (COMEX) and aluminum (LME) prices of $3.25 and $0.85, respectively.

Adjusted operating income for the second quarter is expected to be within management’s guidance range principally due to the seasonal improvement experienced across the portfolio including the strong execution of the Company’s submarine turnkey project business. The Company’s share repurchase authorization remains at $75 million under its current program as the Company did not repurchase any shares during the second quarter. The Company may utilize this authorization in the context of economic conditions as well as the then prevailing market price of the common stock of the Company, regulatory requirements, financial covenants and alternative deployments of capital.

Management will provide additional details on its second quarter results and full year 2014 outlook in its earnings release on July 30 and conference call on July 31.

Restructuring Program Conference Call
The Company will host a conference call tomorrow morning (July 10, 2014) at 8:30 a.m. ET. Investors may access the live audio webcast at www.generalcable.com. The webcast will also be available for replay. Also available on the website is a copy of the presentation that will be referenced throughout the conference call.

Second Quarter Earnings Release and Conference Call
The Company will webcast a discussion of its second quarter 2014 earnings on Thursday, July 31, 2014 at 8:30 a.m. ET. Chief Executive Officer Gregory B. Kenny and Chief Financial Officer Brian J. Robinson will discuss the second quarter results. The news release detailing the results will be issued after the market closes on Wednesday, July 30, 2014. Investors may access the live audio webcast at www.generalcable.com beginning at 8:30 a.m. ET on Thursday, July 31, 2014. The webcast will also be available for replay.

General Cable (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, construction, specialty and communications markets. For more information about General Cable, visit our website at www.generalcable.com.

Non-GAAP Measures
Adjusted operating income (defined as operating income before extraordinary, nonrecurring or unusual charges and other certain items) is a “non-GAAP financial measure” as defined under the rules of the Securities and Exchange Commission. Management believes that this non-GAAP financial measure is useful in analyzing the underlying operating performance of the business. A reconciliation of adjusted operating income to reported operating income for the first quarter of 2014 is provided in the investor presentation available on the Company’s website. With respect to the Company’s expected full year 2014 adjusted operating income, the Company is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring or unusual charges and other items. These items have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters. All statements that address expectations or projections about the future, including statements regarding the timing and costs of the Company’s restructuring program, expected savings and benefits as a result of the Company’s restructuring program and the Company’s expected 2014 outlook, are forward-looking statements. Forward- looking statements can generally be identified by use of forward-looking terminology such as: “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity; our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; our ability to establish and maintain internal controls; the impact of unexpected future judgments or settlements of claims and litigation; impact of foreign currency and exchange rate fluctuations; impact of future impairment charges; compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act; our ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program, our ability to achieve the anticipated cost savings, efficiencies and other benefits related to the restructuring program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 3, 2014, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

CONTACT:
General Cable Corporation
Len Texter, 859-572-8684
Vice President, Investor Relations